UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/21/2006

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On July 27, 2006, MCG Capital Corporation (the "Company") reported that an Independent Committee of its Board of Directors (the "Independent Committee") was conducting a review of the timeliness of certain loan payments and tax withholding reimbursements involving six of its current and former executive officers. The Independent Committee has reported these matters to the staff of the Securities and Exchange Commission (the "SEC Staff") and has also reported the results of the review to date to the SEC Staff. The review by the Independent Committee has now been substantially completed, although the SEC Staff has requested that the Independent Committee furnish additional information. The Independent Committee believes that it has fully cooperated with the SEC Staff and will continue to do so. The SEC Staff may also require further information in the future, the nature and scope of which cannot be determined at this time.

As previously disclosed in the Company's Form 8-K filed on July 27, 2006, the Company's executive officers (along with other employees of the Company) received awards of restricted stock in 2001 in connection with the Company's termination of its stock option plan, including the outstanding stock options held by such individuals. A portion of the restricted stock was purchased through the delivery of promissory notes to the Company on which interest was payable periodically and which became due and payable on May 28, 2006. All of these executive officers repaid their principal balances in full in accordance with the terms of the loans, except for the former Chief Executive Officer. The payment of principal from the former Chief Executive Officer was not received timely, but the former Chief Executive Officer's note was paid in full. In addition, while not all interest payments from these executive officers were made timely, all interest payments on these notes have been paid in full.

As also previously disclosed, certain periodic tax withholding payments were made by the Company, from time to time, in connection with dividend payments and the lapsing of forfeiture provisions on restricted stock. All of the periodic tax withholding payments made by the Company were periodically reimbursed by those officers in full and there are no reimbursements currently due; however, certain reimbursements did not occur promptly. Between July 30, 2002 and July 27, 2006, the Company made periodic tax withholding payments for such transactions aggregating approximately $3.6 million to the relevant tax authorities. The maximum unreimbursed amount outstanding at any time was $1.7 million.

The Company continues to believe that there will be no impact on previously reported earnings as a result of these matters. The Company has instituted procedures to ensure concurrent payment to the Company of any future obligations of the executive officers resulting from withholdings paid by the Company on behalf of its executive officers.

The timeliness of reimbursements of withholding payments was brought to the attention of the Audit Committee by the Company's executive officers. The Company's Board formed an Independent Committee to conduct the review of these matters, assisted by independent counsel.

The Independent Committee has reviewed these and related matters and has considered whether there has been any violation of the Company's code of business conduct and ethics and the federal securities laws, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002, (Section 13(k) of the Securities Exchange Act of 1934). Based upon the facts known to the Independent Committee as of the present date, the Independent Committee has concluded that certain violations of the Company's code of business conduct and ethics did occur. All of the current or former executives whose payments were under review and who are currently employed by the Company have voluntarily paid the Company a total of $10,945, reflecting imputed interest on the past due amounts.

Based on the results of the review to date, and at the direction of the Independent Committee, the Board of Directors has taken various remedial measures, including the following:

--        The Company's former Chief Executive Officer has been fined $25,000 and will be required to pay total interest of $31,205, reflecting imputed interest on the past due amounts.

--        The Company will establish a new Compliance Committee, which will by chaired by the Company's Chief Compliance Officer who will report directly to the Board of Directors and its Audit Committee on all compliance-related matters.

--        The Company will review its internal control and compliance policies and procedures, including (1) reviewing, expanding, and formalizing its policies related to all potential extensions of credit to employees, executive officers, and directors, including tax withholding, company credit card use, travel and/or other petty cash advances, and advances of any other kind; (2) enhancing its training of employees regarding compliance with the letter and spirit of the Company's code of business conduct and ethics; and (3) reviewing, and as needed revising, the Company's whistleblower policies and training to reflect best practices.

The Company currently estimates that it has incurred legal and professional fees of approximately $1,000,000 during the third quarter of 2006 in connection with this review, which will be expensed accordingly. In the event that the SEC Staff requires additional information in the future, the Independent Committee will respond to such requests, and the Company may incur additional expenses, which cannot be quantified at this time.

For 2006, the Company currently estimates that its dividends will be at least $1.68 per share. This estimate takes into consideration the Company's estimates of distributable net operating income, capital gains and taxable income for 2006. The tax attributes of the Company's 2006 dividends will be determined after the end of the year and will be reported to shareholders on a form 1099.

Forward-looking Statements:

This Report contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future expectations. These forward-looking statements are not guarantees and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: September 21, 2006	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer